                                                                 EXHIBIT 10.22

                               RESEARCH AGREEMENT

This Agreement is made by and between Collateral Therapeutics ("Sponsor") with offices at 9360 Towne Center Drive, San Diego, CA 92121, and The Regents of the University of California, a California Corporation having its La Jolla office at 9500 Gilman Drive, La Jolla CA 92093-0934, on behalf of the University of California, San Diego campus ("University").

WHEREAS, it is in the mutual interest of Sponsor and University that research be conducted on a project entitled "Angiogenesis in the Failing Heart" (Project);

WHEREAS, Sponsor desires to financially support said research at University;

NOW, THEREFORE, the parties agree as follows:

1. SCHEDULE - The Project shall be conducted in accordance with the statement of work attached hereto as Exhibit "A" and incorporated into this Agreement by this reference solely for the purpose of describing the scope of work to be performed under this Agreement. The term of this Agreement shall be February 1, 1998 through June 30, 1998 unless sooner terminated as herein provided.


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2. BUDGET - Sponsor shall support the Project by a grant of *** *** . The grant amount shall cover all direct and indirect costs of the Project, as set forth in the Budget attached hereto as Exhibit "B" and incorporated into this Agreement. If at any time University has reason to believe that the cost of the Project will be greater than the amount budgeted, University shall notify Sponsor in writing to that effect, giving a revised budget of the cost of completion of the Project. Sponsor shall not be obligated to reimburse University for the costs incurred in excess of the Budget unless and until Sponsor has notified University in writing that the revised budget is accepted. Upon expenditure of the accepted budget amount, University's obligation to continue performance of the Project shall cease. University will use best efforts to meet objectives of the Project. If the Project period is more than one year, the balance of any funds remaining at the end of any Project year may be carried over to subsequent years during the period of the Agreement to support the Project.

3. PAYMENT - Upon execution of this agreement, Sponsor will provide payment in the amount of $32,386.00.

      Payment shall be made to "The Regents of the University of California" and sent to the following:

     The Regents of the University of California
     c/o Emma Reyes
     Manager, Extramural Funds Accounting
     University of California, San Diego
     9500 Gilman Drive
     La Jolla, CA 92093-0954

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


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On April 1, 1998, Sponsor shall provide payment in the amount of $32,386.00. On
*** Sponsor shall provide a *** . Upon request by Sponsor, the University will provide to Sponsor a report of expenditures shown by major cost categories for the prior annual accounting period.

4. PRINCIPAL INVESTIGATOR - The research is to be conducted by University under the direction of *** ("Principal Investigator") who will be responsible for the direction of the Project, including all budgeting and revisions to the Budget, in accordance with applicable University policies. If during the term of this Agreement, the Principal Investigator shall cease to direct the Project, then University shall promptly so notify Sponsor and shall endeavor to find among the scientists of University a Principal Investigator acceptable to Sponsor to continue responsibility for direction of the Project. If University is unable to find such a Principal Investigator within two (2) months after such notice to Sponsor, Sponsor shall have the option to terminate its funding of the Project in accordance with Section 14 of this Agreement. Sponsor shall promptly advise University in writing if Sponsor so elects. Nothing herein contained shall be deemed to impose an obligation on University to find a replacement for Principal Investigator.

5. CONFIDENTIALITY - Subject to Paragraph 9 of this Agreement, it is the intent of the parties that neither party shall furnish any

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


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information considered confidential and/or proprietary by it and/or one or more third parties to the other party in connection with this Agreement.

      Should Sponsor deem it necessary to disclose information considered confidential and/or proprietary by it to University, it will be clearly marked by Sponsor, in writing, as "Confidential Information". University will use its best efforts not to disclose Confidential Information for a period of seven (7) years from the end of this Agreement. This obligation does not apply to information that was known to University prior to its receipt from Sponsor, that is independently developed by the University, that becomes known at any time to third parties through no fault of University or that is required to be disclosed under applicable law or regulation.

6. RIGHTS IN DATA - Subject to Paragraph 5 of this Agreement, University shall have the right to copyright, publish, disclose, disseminate and use, in whole and in part, any data and information received or developed under the Project. Subject to Paragraphs 8 and 9 of this Agreement, Sponsor shall have the right to disclose, publish and use the technical reports, data and information delivered under the Project to Sponsor by University.

7. USE OF NAME/PUBLICITY - It is agreed by each party that it will not under any circumstance use the name of the other party or its employees in any advertisement, press release or publicity with reference to this Agreement, without prior written approval of the other party.


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8. PUBLICATION - University shall have the right to publish the results of the work contemplated by this Agreement and shall, upon request, provide Sponsor the opportunity to review any proposed manuscripts describing said work forty-five
(45) days prior to their submission for publication. However, if such submission would cause the loss of significant foreign patent rights, University will, at its option, either delete the enabling portion of the proposed publication, or withhold publication for sixty (60) days until U.S. patent filings are completed, but only to the extent that Sponsor agrees to reimburse University for costs associated with such patent applications and subsequent prosecutions.

9. DISCLOSURE AND INVENTION RIGHTS - University shall promptly disclose to Sponsor any inventions or discoveries arising under the Project. Sponsor shall hold such disclosure on a confidential basis and will not disclose the information to any third party without consent of the University. Sponsor may disclose such confidential information to Sponsor's sub-licensees or collaborators to the extent Sponsor obtains an agreement containing confidentiality provisions from such sub-licensees or collaborators reasonably satisfactory to University in form and substance. All rights to inventions or discoveries, including software, arising from research conducted under the Project shall be owned by the University. To the extent the University has the legal right to do so and to the extent that the Sponsor pays all direct and indirect costs of the Project, Sponsor, shall be given the first right to


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negotiate an exclusive, royalty-bearing license to make, use, and sell any patentable inventions arising under the Project ("Inventions").

      Sponsor shall advise University in writing within sixty (60) days of disclosure of any Invention to Sponsor whether or not it wishes to secure a commercial license. If Sponsor elects to secure a license, Sponsor shall reimburse University all costs associated with filing, prosecuting and maintaining patent protection for such Inventions, whether or not Letters Patent ultimately issue. Sponsor shall have ninety (90) days from the date of election to conclude a license or option agreement with University. Such license shall contain reasonable terms and shall require diligent performance by Sponsor for the timely commercial development and early marketing of such Invention. If Sponsor elects not to secure such license(s), or such license has not been concluded within the ninety (90) day period described above, rights to the Invention(s) disclosed hereunder shall be disposed of in accordance with University policies, with no further obligation to Sponsor.

10. INDEMNIFICATION - Sponsor agrees to defend, indemnify and hold University harmless from and against any and all liability, loss, expense, reasonable attorneys' fees, or claims for injury or damages arising out of the performance of this Agreement, but only in proportion to and to the extent such liability, loss, expense, attorneys' fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of Sponsor, its officers, agents or employees.


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      University agrees to defend, indemnify and hold Sponsor harmless from any claim, liability, loss, expense, reasonable attorneys' fees, or claims for injury or damages arising out of the performance of this Agreement, but only in proportion to and to the extent such liability, loss, expense, attorneys' fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of University, its officers, agents, or employees.

11. SUPPLIES AND EQUIPMENT - In the event that University purchases equipment hereunder, title to such equipment shall vest in University.

12. EXCUSABLE DELAYS - In the event of a delay caused by inclement weather, fire, flood, strike or other labor dispute, act of God, act of governmental officials or agencies, or any other cause beyond the control of University, University shall be excused from performance hereunder for the period of time attributable to such delay, which may extend beyond the time lost due to one or more of the causes mentioned above. In the event of any such delay, this Agreement may be revised by changing the Budget, performance period and other provisions, as appropriate, by mutual agreement of the parties.

13. NOTICE - Whenever any notice is to be given hereunder, it shall be in writing and sent to the following address:

      University: L.E. Dale
                  Contract and Grant Director
                  Office of Contract and Grant Administration
                  University of California, San Diego
                  La Jolla, CA 92093-0934


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      (for express mail:
                  UCSD Contracts and Grants
                  10300 N. Torrey Pines Road, 2nd Floor
                  La Jolla, CA 92037)

      Sponsor: Kathy Rooney
                  Vice-President of Administration
                  Collateral Therapeutics
                  San Diego, CA 92121

14. TERMINATION - This Agreement may be terminated by Sponsor for any reason, or by University for non-payment at any time upon the giving of thirty(30) days prior written notice to the other party. Written notice shall be directed to the appropriate individual named in Article 13 ("NOTICE") of this Agreement. Upon the giving of notice of termination by either party, the University shall exert its best efforts to limit or terminate any outstanding commitments. Sponsor shall reimburse University for all costs incurred by it for all work performed through the effective termination date, and for all outstanding obligations which cannot be canceled. Such obligations may include salary and fringe benefits (including vacation accrual) of personnel engaged on the project during their severance period; purchase orders and other agreements with outside vendors which cannot be canceled; inventory storage and disposition costs for items produced under this Agreement; and indirect costs associated with these obligations. In addition, in the event of termination by Sponsor, University shall also be reimbursed for additional costs which may be incurred as a result of termination, including reasonable clerical and accounting costs. University shall furnish, within ninety (90)


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days of the effective date of termination, a final invoice for settlement of all costs to be reimbursed.

THE REGENTS OF THE                            COLLATERAL Therapeutics
UNIVERSITY OF CALIFORNIA


By: /s/ Linda E. Dale                         By: /s/ Kathy Rooney
---------------------------                       -------------------------
      (signature)                                   (signature)

Name: Linda E. Dale                           Name: Kathy Rooney

Title: Contract & Grant Director              Title: Vice President, Admin.

Date:  2/18/98                                Date:  2-23-98
---------------------------                       -------------------------


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                               STATEMENT OF WORK


                                      ***

                                  EXHIBIT "A"

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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                                     Angiogenesis in
                                    the Failing Heart
                        Proposed budget (02/01/98-06/30/98)


Budget:

Supplies:

      ***                                    ***
      ***                                    ***
      ***                                    ***
      ***                                    ***
                                            ----
                                            TOTAL    ***

Salaries:

      ***                  Salary            ***
      ***                  Benefits          ***

      ***                  Salary            ***
      ***                  Benefits          ***

      ***                  Salary            ***
      ***                  Benefits          ***
                                            ----
                                            TOTAL    ***


Total Direct Costs                                   ***

Total Indirect Costs (***)                           ***
                                                    ----
Total Contract Costs                                 ***
                                                    ====

                                   EXHIBIT "B"

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.